Exhibit 4.8(a)

AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

AMENDMENT dated as of June 25, 2004 to the Receivables Purchase Agreement dated as of December 17, 2003 (the “Receivables Agreement”) among EQUISTAR RECEIVABLES II, LLC, a Delaware limited liability company (the “Seller”), EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the “Servicer”), the PURCHASERS from time to time party thereto, CITICORP USA, INC., as co-asset agent and administrative agent for the Purchasers (the “Agent”), BANK ONE, NA, CREDIT SUISSE FIRST BOSTON, and JPMORGAN CHASE BANK, as co-documentations agents, and BANK OF AMERICA, N.A., as co-asset agent.

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Receivables Agreement has the meaning assigned to such term in the Receivables Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Receivables Agreement shall, after this Amendment becomes effective, refer to the Receivables Agreement as amended hereby.

SECTION 2. Amended Definition. The definition of “Eligible Receivable” is hereby amended by (i) deleting the words “Millennium or” in the first paragraph thereof, (ii) deleting the words “their respective” in the first paragraph thereof and inserting the word “its” in the place thereof, (iii) deleting the words “Millennium or” in paragraph (c) thereof, and (iv) deleting the words “their respective” in paragraph (c) thereof and inserting the word “its” in the place thereof.

SECTION 3. Representations of Seller and Servicer. Each of the Seller and the Servicer represent and warrant that (i) their respective representations and warranties set forth in Article IV of the Receivables Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Potential Event of Termination or Event of Termination will have occurred and be continuing on such date.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the following conditions are met (the “Amendment Effective Date”):

(a) the Agent shall have signed a counterpart hereof and shall have received counterparts hereof signed by each of the Purchasers, the Seller and the Servicer (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party); and

(b) Lyondell’s acquisition of Millennium shall have been consummated.

Promptly after the Amendment Effective Date occurs, the Agent shall notify the Seller, the Servicer, the Purchasers and the other Facility Agents thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CITICORP USA, INC.

By:	/s/ DAVID JAFFE
Name:	David Jaffe
Title:	Vice President

EQUISTAR RECEIVABLES II, LLC

By:	/s/ KAREN A. TWITCHELL
Name:	Karen A. Twitchell
Title:	Vice President and Treasurer

EQUISTAR CHEMICALS, LP

By:	/s/ KAREN A. TWITCHELL
Name:	Karen A. Twitchell
Title:	Principal Financial Officer

BANK OF AMERICA, N.A.

By:	/s/ KEVIN R. KELLY
Name:	Kevin R. Kelly
Title:	Senior Vice President

JPMorgan Chase Bank

By:	/s/ STACEY L. HAIMES
Name:	Stacey L. Haimes
Title:	Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/ PETER CHAUVIN
Name:	Peter Chauvin
Title:	Vice President

By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Associate

Bank One, N.A.

By:	/s/ J. DEVIN MOCK
Name:	J. Devin Mock
Title:	Director

Congress Financial Corporation (Southwest)

By:	/s/ M. GALOVIC, JR.
Name:	M. Galovic, Jr.
Title:	First Vice President

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc.

By:	/s/ JAMES M. BETZ
Name:	James M. Betz
Title:	Vice President

Siemens Financial Services, Inc.

By:	/s/ FRANK AMODIO
Name:	Frank Amodio
Title:	Vice President-Credit

AmSouth Bank

By:	/s/ BRUCE KASPER
Name:	Bruce Kasper
Title:	Attorney-in-Fact

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ MICHAEL S. FINE
Name:	Michael S. Fine
Title:	Director

WELLS FARGO FOOTHILL, LLC

By:	/s/ MIKE BARANOWSKI
Name:	Mike Baranowski
Title:	Vice President

LOAN FUNDING, LLC, a wholly owned subsidiary of Citibank, N.A.

By:	TCW Advisors, Inc., as portfolio manager of Loan Funding I LLC

By:	/s/ G. STEVEN KALIN
Name:	G. Steven Kalin
Title:	Senior Vice President

By:	/s/ JONATHAN R. INSULL
Name:	Jonathan R. Insull
Title:	Managing Director

The Bank of New York

By:	/s/ RAYMOND J. PALMER
Name:	Raymond J. Palmer
Title:	Vice President

LaSalle Business Credit, LLC

By:	/s/ A. ROGER CRAIG, JR
Name:	A. Roger Craig, Jr
Title:	Vice President

General Electric Capital Corporation

By:	/s/ ROBERT M. KADLICK
Name:	Robert M. Kadlick
Title:	Duly Authorized Signatory

UBS AG, Stamford Branch

By:	/s/ WILFRED V. SAINT
Name:	Wilfred V. Saint
Title:	Director
Banking Products Services, US

By:	/s/ SALTOZ SIKKA
Name:	Saltoz Sikka
Title:	Associate Director
Banking Products Services, US

GMAC Commercial Finance, LLC

By:	/s/ ROBERT F. MCINTYRE
Name:	Robert F. McIntyre
Title:	Director

KZH CRESCENT-2 LLC

By:	/s/ HI HUA
Name:	Hi Hua
Title:	Authorized Agent

KZH CRESCENT-3 LLC

By:	/s/ HI HUA
Name:	Hi Hua
Title:	Authorized Agent

Webster Business Credit Corporation

By:	/s/ CHRISTOPHER HILL
Name:	Christopher Hill
Title:	Vice President